UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

AST SpaceMobile, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane
Midland, Texas		79706
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (432) 276-3966

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Atlas Credit Facility

On August 14, 2023, AST & Science, LLC (“AST LLC”), a wholly owned subsidiary of AST SpaceMobile, Inc. (the “Company”) entered into a senior secured term loan credit agreement with ACP Post Oak Credit II LLC as administrative agent and collateral agent and Atlas Credit Partners, LLC (“Atlas”) as lender, providing for a principal loan commitment of up to $100.0 million (the “Atlas Credit Agreement”), of which $48.5 million was borrowed upon closing and $51.5 million may be borrowed only to the extent the Company raises additional capital through equity raises and receives additional insurance coverage such that the Company has insurance coverage equal to at least the amount of borrowings under the facility.

The initial term loan borrowing of $48.5 million under the Atlas Credit Agreement will accrue interest at a fixed rate equal to the three-month secured overnight financing rate (“SOFR”) as of August 14, 2023 plus 9.625% per annum, or 14.75% (the “Atlas Fixed Rate”) payable on the last business day of each fiscal quarter. The borrowing amounts are payable at maturity on August 14, 2026 and are subject to mandatory prepayments upon the occurrence of certain specified events. To the extent that subsequent borrowings of up to $51.5 million may be made, the Company may, at its election, elect to have such loans bear interest at the Atlas Fixed Rate or as a floating rate loan comprised of either an alternate base rate (“ABR”) or SOFR base rate loan.

Borrowings under the Atlas Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries other than the assets of certain excluded subsidiaries. The Atlas Credit Agreement contains customary affirmative and negative covenants. In addition, the Atlas Credit Agreement requires the Company to maintain certain levels of liquidity and limits the Company’s ability to incur indebtedness, make restricted payments (including cash dividends on common stock), and sell or otherwise dispose of its assets, among other restrictions. In connection with the Atlas Credit Agreement, the Company entered into a guarantee and collateral agreement with ACP Post Oak Credit II LLC and Atlas for which the Company furnished a cash premium and insurance policy.

Upon closing, the Company received the net proceeds of $37.3 million, net of placement agent fees and offering expenses totaling $2.0 million, deposit into an interest reserve escrow account of $1.8 million and prepayment of two years insurance premium of $7.4 million. The Company intends to use the net proceeds from the Credit Facility for general corporate purposes as permitted under the Atlas Credit Agreement.

The foregoing summary of the Atlas Credit Agreement is qualified in its entirety by reference to the Atlas Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 1.01.

Lone Star Loan Agreement

In addition, on August 14, 2023, AST LLC and certain other subsidiaries of the Company entered into a loan agreement with Lone Star State Bank of West Texas (“Lone Star”) as lender, providing for $15.0 million principal term loan commitment secured by certain real property fixtures and equipment in one of the Company’s Texas facilities (the “Lone Star Loan Agreement”).

Borrowings under the Lone Star Loan Agreement accrue interest at the Prime Rate plus 0.75%, subject to a ceiling rate. Unused portions of the facility will require the Company to pay an undrawn fee of 0.25% per annum on the unused portion. Interest payments for the term loan borrowed under the Lone Star Loan Agreement will be due and payable on a monthly basis, with interest payments beginning on August 14, 2024 and principal payments beginning on April 14, 2025. Principal repayments will be due in 48 equal monthly installments until January 14, 2029, the maturity date of the loan. In connection with the Lone Star Loan Agreement, the Company deposited a cash balance of $15.0 million in the Lone Star Bank Money Market Fund. This cash balance will be converted to restricted cash if the Company fails to maintain a balance of cash and cash equivalents, on a consolidated basis, of at least $75.0 million. This restricted cash will be used to offset against the term loan obligations if the Company fails to maintain a balance of cash and cash equivalents, on a consolidated basis, of at least $50.0 million. In addition, the Lone Star Loan Agreement includes certain negative covenants, including requiring the Company to retain its current Chief Executive Officer.

The foregoing summary of the Lone Star Loan Agreement is qualified in its entirety by reference to the Lone Star Loan Agreement , which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Atlas Credit Agreement and the Lone Star Loan Agreement is incorporated herein by reference into this Item 2.03.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected, including the pricing and closing of this offering. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023.

The planned testing of the BlueWalker3 (“BW3”) test satellite may not be completed as currently planned due to a variety of factors, which could include loss of satellite connectivity, destruction of the satellite, or other communication failures, and even if completed as planned, the BW3 testing may indicate adjustments that are needed or modifications that must be made, any of which could result in additional costs, which could be material, and delays in commercializing our service. If there are delays or issues with our testing, it may become more costly to raise capital, if we are able to do so at all.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Senior Secured Term Loan Credit Agreement, dated as of August 14, 2023, among AST SpaceMobile, Inc., AST & Science, LLC, the Lenders from time to time party thereto and ACP Post Oak Credit II LLC
10.2

Guarantee and Collateral Agreement, made by AST & Science, LLC, AST SpaceMobile, Inc. as Grantor, and each of the other Grantors named therein, in favor of ACP Post Oak Credit II LLC, dated as of August 14, 2023

10.3	Loan Agreement, dated as of August 14, 2023, among AST & Science, LLC, AST & Science Texas LLC, AST SpaceMobile Manufacturing, LLC and Lone Star State Bank of West Texas

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SpaceMobile, Inc.

Date:	August 14, 2023	By:	/s/ Sean R. Wallace
		Name:	Sean R. Wallace Chief Financial Officer